UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2009

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Prudential Financial, Inc., a New Jersey corporation (the “Company”), furnishes herewith, as Exhibit 99.0, a news release announcing first quarter 2009 results.

See also Item 7.01 below, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A.	Earnings Release. The Company furnishes herewith, as Exhibit 99.0, a news release announcing first quarter 2009 results.

B.	Quarterly Financial Supplement. The Company furnishes herewith, as Exhibit 99.1, the Quarterly Financial Supplement for its Financial Services Businesses for the quarterly period ended March 31, 2009.

C.	Investments in Residential and Commercial Mortgage-Backed Securities, Asset-Backed Securities, and Commercial Mortgage and Other Loans. In connection with its announcement of first quarter 2009 results, the Company furnishes herewith, as Exhibit 99.2, information about the Company’s investments, as of March 31, 2009, in residential and commercial mortgage-backed securities, asset-backed securities, and commercial mortgage and other loans.

D.	Investments Supported by Guarantees from Monoline Bond Insurers. Certain of the Company’s fixed maturity investments are supported by guarantees from monoline bond insurers. As of March 31, 2009, on an amortized cost basis, $1.542 billion, or 1%, of general account fixed maturity investments attributable to the Financial Services Businesses were supported by bond insurance. As of March 31, 2009, 70% of these investments had investment grade credit ratings, which in some cases may reflect the credit quality of the monoline bond insurers. Management estimates, taking into account the structure and credit quality of the underlying investments and giving no effect to the support of these securities by guarantees from monoline bond insurers, that 43% of the $1.542 billion total (based upon amortized cost) would have investment grade credit ratings. Based on amortized cost, $885 million of the $1.542 billion of securities supported by bond insurance were asset-backed securities collateralized by sub-prime mortgages, $260 million were other asset-backed securities, and $397 million were municipal bonds. Management estimates that 15% of the asset-backed securities collateralized by sub-prime mortgages, 53% of the other asset-backed securities, and all of the municipal bonds would have investment grade credit ratings giving no effect to the support of these securities by guarantees from monoline bond insurers. As of March 31, 2009, the bond insurance is provided by five insurance companies, with no company representing more than 37% of the overall amortized cost of the securities supported by bond insurance attributable to the Financial Services Businesses.

As of March 31, 2009, on an amortized cost basis, $636 million, or 1%, of fixed maturity investments attributable to the Closed Block Business were supported by bond insurance. As of March 31, 2009, 64% of these investments had investment grade credit ratings, which in some cases may reflect the credit quality of the monoline bond insurers. Management estimates, taking into account the structure and credit quality of the underlying investments and giving no effect to the support of these securities by guarantees from monoline bond insurers, that 49% of the $636 million total (based upon amortized cost) would have investment grade credit ratings. Based on amortized cost, $444 million of the $636 million of securities supported by bond insurance were asset-backed securities collateralized by sub-prime mortgages, $63 million were other asset-backed securities, and $129 million were municipal bonds. Management estimates that 29% of the asset-backed securities collateralized by sub-prime mortgages, 88% of the other asset-backed securities, and all of the municipal bonds would have investment grade credit ratings giving no effect to the support of these securities by guarantees from monoline bond insurers. As of March 31, 2009, the bond insurance is provided by five insurance companies, with no company representing more than 37% of the overall amortized cost of the securities supported by bond insurance attributable to the Closed Block Business.

E.	Liquidity and Capital Resources.

Parent Company Short-term Investments and Borrowings

As of March 31, 2009, the parent holding company, Prudential Financial, had cash and short-term investments of $4.745 billion, which included $1.202 billion of subsidiary funds that were invested short-term with Prudential Financial as part of our intercompany liquidity program. Parent holding company cash and short-term investments include $364 million of short-term investments that is comprised primarily of government agency securities and money market funds.

As of March 31, 2009, parent company short-term borrowings amounted to $2.685 billion. This amount includes $734 million of outstanding commercial paper, $1.898 billion principal amount of convertible debt securities, and $53 million current portion of long-term debt. The vast majority of the parent company’s outstanding commercial paper proceeds are held in cash or invested in short-term financial instruments. The next date on which holders of the convertible notes may require Prudential Financial to repurchase the notes is June 15, 2009 with respect to $1.894 billion in principal amount.

Prudential Financial’s commercial paper is currently rated A-1, P-2, and F2 by Standard & Poor’s, Moody’s and Fitch, respectively. The ratings from Moody’s and Fitch currently have a negative outlook. On February 19, 2009, the commercial paper credit rating of Prudential Financial was downgraded by Fitch from F1 to F2. Consequently, as of that date, Prudential Financial was no longer eligible to issue commercial paper under the Commercial Paper Funding Facility (CPFF) sponsored by the Federal Reserve Bank of New York. As of March 31, 2009, Prudential Financial’s outstanding commercial paper borrowings with CPFF were $374 million, with a maturity of 30 days. Excluding CPFF borrowings, Prudential Financial’s outstanding commercial paper as of March 31, 2009 had a weighted average maturity of 17 days and approximately 14% was overnight.

Prudential Funding, LLC Commercial Paper Program

As of March 31, 2009, Prudential Funding, LLC, a wholly-owned subsidiary of Prudential Insurance, had outstanding commercial paper and master note borrowings of $2.573 billion, of which $743 million of the proceeds were held in cash and cash equivalents and the remainder was primarily utilized to fund short-term cash flow timing mismatches, and fund working capital needs of our affiliates.

Prudential Funding’s commercial paper is currently rated A-1+, P-1, and F1 by Standard & Poor’s, Moody’s and Fitch, respectively. The rating from Moody’s is currently on review for a possible downgrade, and the Fitch rating has a negative outlook. Based on these current ratings, Prudential Funding is able to participate in the CPFF. The maximum amount of commercial paper that Prudential Funding is eligible to issue under the CPFF is $9.815 billion, less the outstanding amount of any non-CPFF commercial paper at any applicable time. As of March 31, 2009, Prudential Funding’s outstanding commercial paper borrowings with CPFF were $750 million, with a maturity of 30 days. Excluding CPFF borrowings, Prudential Funding’s outstanding commercial paper as of March 31, 2009, had a weighted average maturity of 22 days and approximately 4% was overnight. Access to the CPFF for new issuances of commercial paper is scheduled to terminate on October 30, 2009, unless such date is extended by the Federal Reserve Bank of New York.

Asset-based Financing

As of March 31, 2009, Prudential’s Financial Services Businesses had liabilities totaling $5.999 billion under asset-based financing programs, including $3.743 billion representing securities sold under agreements to repurchase, $1.966 billion representing cash collateral for loaned securities and $290 million of securities sold but not yet purchased. Under these programs, the company loans securities in return for cash collateral which is primarily used to purchase securities for the short-term spread portfolios in our domestic insurance entities. These portfolios comprise cash and cash equivalents, short-term investments and fixed maturities with a weighted average life at the time of purchase of two years or less. Of the total $5.999 billion, $2.449 billion represents securities that may be returned to the company overnight requiring immediate return of the cash collateral, and the remainder has maturities ranging from 2 days to 3 months with a weighted average maturity of 43 days. As of March 31, 2009, the asset-based financing programs represented approximately 3.4% of total investments of $178.6 billion for the Financial Services Businesses.

As of March 31, 2009, Prudential’s Closed Block Business had liabilities totaling $5.468 billion under such programs, including $4.240 billion representing securities sold under agreements to repurchase and $1.228 billion representing cash collateral for loaned securities. Of the total $5.468 billion, $1.850 billion represents securities that may be returned to the company overnight requiring immediate return of the cash collateral, and the remainder has maturities ranging from 2 days to 3 months with a weighted average maturity of 32 days. As of March 31, 2009, the asset-based financing programs represented approximately 9.5% of total investments of $57.8 billion for the Closed Block Business.

Ratings-Driven Contingencies

A downgrade in the credit or financial strength (i.e., claims-paying) ratings of Prudential Financial or its rated subsidiaries could potentially, among other things, limit our ability to market products, reduce our competitiveness, increase the number or value of policy surrenders and withdrawals, increase our borrowing costs and potentially make it more difficult to borrow funds, adversely affect the availability of financial guarantees, such as letters of credit, cause additional collateral requirements or other required payments under certain agreements, allow counterparties to terminate derivative agreements and/or hurt our relationships with creditors or trading counterparties thereby potentially negatively effecting our profitability, liquidity and/or capital. Additional collateral requirements or other required payments under certain agreements, including derivative agreements, are eligible to be satisfied in cash or by posting securities held by the subsidiaries subject to the agreements. A ratings downgrade of three ratings levels from the ratings levels as of March 31, 2009 would result in estimated additional collateral posting requirements or payments under such agreements of approximately $200 million. In addition, a ratings downgrade by A.M. Best to “A-” for our domestic life insurance companies would require Prudential Insurance to post a letter of credit in the amount of approximately $1.5 billion, based on the level of statutory reserves related to an acquired business, that we estimate would result in annual cash outflows of approximately $180 million, or collateral posting in the form of cash or securities to be held in a trust. Similarly, if the financial strength rating of Prudential Insurance falls below “A-” from S&P or “A3” from Moody’s, Prudential Insurance is required under another agreement to deposit approximately $500 million of assets in the form of cash or securities into a trust for the purpose of securing insurance liabilities related to the disposition of our property and casualty operations in 2003. In each case, we believe that the posting of such collateral would not be a material liquidity event for Prudential Insurance.

In addition, agreements in connection with capital management activities for our universal life insurance products would require us to post cash collateral based on tests that consider the level of 10-year credit default swap spreads on Prudential Financial’s senior debt. As of March 31, 2009, when estimates of Prudential Financial’s 10-year credit default swap spreads were approximately 860 basis points, we had posted $145 million of collateral under this agreement. We estimate that the collateral posting requirements could be up to $400 million at an effective 10-year credit default swap spread of 2,000 basis points, based on indications of forward LIBOR rates as of March 31, 2009.

Federal Home Loan Bank of New York Facility

In June 2008, Prudential Insurance became a member of the Federal Home Loan Bank of New York, or FHLBNY. Membership allows Prudential Insurance to participate in FHLBNY’s product line of financial services, including collateralized funding agreements, general asset/liability management, and collateralized advances that can be used for liquidity management and as an alternative source of funding. Under FHLBNY guidelines, borrowings by its members are at the discretion of the FHLBNY.

Under guidance of the New Jersey Department of Banking and Insurance, the total amount of qualifying mortgage-related assets and U.S. Treasury securities that may be pledged as collateral by Prudential Insurance to FHLBNY is limited to 5% of the prior year’s admitted assets of Prudential Insurance on a statutory basis, exclusive of separate account assets, which equates to $7.5 billion based on admitted assets as of December 31, 2008. Based upon the existing guidance and on the fair value of qualifying assets owned by Prudential Insurance within the Financial Services Businesses as of March 31, 2009 (including assets on loan and assets pledged to the FHLBNY at that date and taking into account applicable required collateralization levels and required purchases of activity based FHLBNY stock), the estimated total borrowing capacity with the FHLBNY was approximately $6.5 billion as of March 31, 2009. As of March 31, 2009, total outstanding borrowings with FHLBNY amounted to $4.5 billion, which includes $3.0 billion of collateralized advances and $1.5 billion of collateralized funding agreements. Subsequent to March 31, 2009, $1.0 billion of collateralized advances have been repaid upon maturity.

Due to the rating downgrades experienced during the first quarter of 2009, we are currently only able to borrow from the FHLBNY for a term of 90 days or less which can be refinanced on similar terms. We believe that longer term borrowings may again be made available to us in the near future.

Lines of Credit and Other Credit Facilities

As of March 31, 2009, Prudential Financial, Prudential Insurance and Prudential Funding had unsecured committed lines of credit totaling $4.34 billion. These facilities are available to each of the borrowers, up to the aggregate committed credit, to be used for general corporate purposes. This amount includes a $1.94 billion 5-year credit facility that expires in May 2012, which includes 20 financial institutions, and an additional $2.4 billion credit facility, of which $200 million expires in December 2011 and $2.2 billion expires in December 2012, which includes 18 financial institutions. The available credit and number of lenders reflects the removal in January 2009 of Lehman Commercial Paper Inc. and Lehman Brothers Bank FSB as participants in these facilities. Lehman Commercial Paper Inc., which filed for bankruptcy in October 2008, had been a participant in the amount of $60 million and Lehman Brothers Bank FSB had been a participant in the amount of $100 million.

Within each facility, no single financial institution has more than 15% of the total committed credit. Borrowings under the outstanding facilities will mature no later than the respective expiration dates of the facilities and will bear interest at the rates set forth in each facility agreement. We maintain these facilities primarily as back-up liquidity lines for our commercial paper programs, and there were no outstanding borrowings under any of these facilities as of March 31, 2009.

Our ability to borrow under these facilities is conditioned on the continued satisfaction of customary conditions, including maintenance at all times by Prudential Insurance of total adjusted capital of at least $5.5 billion based on statutory accounting principles prescribed under New Jersey law and Prudential Financial’s maintenance of consolidated net worth of at least

$12.5 billion, which for this purpose is based on GAAP stockholders’ equity, excluding net unrealized gains and losses on investments. Our ability to borrow under these facilities is not contingent on our credit ratings or subject to material adverse change clauses. As of March 31, 2009, Prudential Insurance’s total adjusted capital and Prudential Financial’s consolidated GAAP stockholders’ equity, excluding net unrealized gains and losses on investments, exceeded the minimum amounts required to borrow under these facilities. We also use uncommitted lines of credit from financial institutions.

Credit Derivative Activities

The company has sold credit derivatives to enhance the return on our investment portfolio by creating credit exposure similar to an investment in public fixed maturity cash instruments.

In a credit derivative we sell credit protection on an identified name, or a basket of names in a first to default structure, and in return receive a quarterly premium. With single name credit default derivatives, this premium or credit spread generally corresponds to the difference between the yield on the referenced name’s public fixed maturity cash instruments and swap rates, at the time the agreement is executed. With first-to-default baskets, because of the additional credit risk inherent in a basket of named credits, the premium generally corresponds to a high proportion of the sum of the credit spreads of the names in the basket. If there is an event of default by the referenced name or one of the referenced names in a basket, as defined by the agreement, then we are obligated to pay the counterparty the referenced amount of the contract and receive in return the referenced defaulted security or similar security. After the first default the contract is terminated and any subsequent defaults on the remaining names within such instruments require no further payment to counterparties.

The vast majority of referenced names in the credit derivatives where we have sold credit protection, as well as all the counterparties to these agreements, are investment grade credit quality and our credit derivatives generally have maturities of five years or less. As of March 31, 2009 and December 31, we had $1.205 billion and $1.222 billion, respectively, in outstanding notional amounts of credit derivative contracts where we have sold credit protection. The Financial Services Businesses had $1.141 billion and $1.161 billion of outstanding notional amounts, reported at fair value as a liability of $196 million and $146 million, as of March 31, 2009 and December 31, 2008, respectively. The Closed Block Business had $64 million and $61 million of outstanding notional amounts, reported at fair value as a liability of $2 million and $2 million, as of March 31, 2009 and December 31, 2008, respectively.

In addition to selling credit protection, we have purchased credit protection using credit derivatives in order to hedge specific credit exposures in our investment portfolio, including exposures relating to certain guarantees from monoline bond insurers. Substantially all of the counterparties from which the company has purchased credit protection are investment grade credit quality. As of March 31, 2009 and December 31, 2008, the Financial Services Businesses had $1.247 billion and $1.069 billion of outstanding notional amounts, reported at fair value as an asset of $237 million and $189 million, respectively. As of March 31, 2009 and December 31, 2008, the Closed Block Business had $330 million and $309 million of outstanding notional amounts, reported at fair value as an asset of $98 million and $64 million, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.0	News release of Prudential Financial, Inc., dated May 6, 2009, announcing first quarter 2009 results (furnished and not filed).

99.1	Quarterly Financial Supplement for the Financial Services Businesses of Prudential Financial, Inc. for the quarterly period ended March 31, 2009 (furnished and not filed).

99.2	Information about Prudential Financial, Inc.’s investments, as of March 31, 2009, in residential and commercial mortgage-backed securities, asset-backed securities, and commercial mortgage and other loans (furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2009

PRUDENTIAL FINANCIAL, INC.

By:	/S/ PETER B. SAYRE
Name:	Peter B. Sayre
Title:	Senior Vice President and Controller (Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description
99.0	News release of Prudential Financial, Inc., dated May 6, 2009, announcing first quarter 2009 results (furnished and not filed).

99.1	Quarterly Financial Supplement for the Financial Services Businesses of Prudential Financial, Inc. for the quarterly period ended March 31, 2009 (furnished and not filed).

99.2	Information about Prudential Financial, Inc.’s investments, as of March 31, 2009, in residential and commercial mortgage-backed securities, asset-backed securities, and commercial mortgage and other loans (furnished and not filed).